Exhibit 3.1

Certificate of Formation

of

Virginia Power Fuel Securitization, LLC

This Certificate of Virginia Power Fuel Securitization, LLC (the “LLC”) dated as of October 23, 2023, is being duly executed and filed by Karen W. Doggett, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act.

FIRST. The name of the limited liability company formed hereby is as follows:

Virginia Power Fuel Securitization, LLC

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

/s/ Karen W. Doggett
Karen W. Doggett
Authorized Person